CONFIRMING STATEMENT

This Statement confirms that the undersigned, Dick Holtzclaw, has authorized and designated LaRae Mortensen, Judi Lindsay and Sue Garland and each with full power to act alone, to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Valley Bancorp. The authority of LaRae Mortensen, Judi Lindsay and Sue Garland under this Statement shall continue until the the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his/her ownership of or transactions in securites of Valley Bancorp, unless earlier revoked in writing. The undersigned acknowledges that LaRae Mortensen, Judi Lindsay and Sue Garland are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.



Date:
02/16/2005				  Signature:  Dick Holtzclaw